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                                                                Exhibit 10.5
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                               KRAFT FOODS INC.

            2001 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS



SECTION 1.  Purpose; Definitions.

The purposes of the Plan are (i) to assist the Company in promoting a greater identity of interest between the Company's Non-Employee Directors and the Company's shareholders; and (ii) to assist the Company in attracting and retaining Non-Employee Directors by affording them an opportunity to share in the future successes of the Company.

For purposes of the Plan, the following terms are defined as set forth below:

      a.    "Award" means the grant under the Plan of Stock and Stock Options.

      b. "Black-Scholes Value" means the value of a Stock Option determined pursuant to the option pricing model commonly known as the Black-Scholes method. The Black-Scholes Value shall be calculated as of the first day of the Plan Year, based on the applicable assumptions used in calculating values of stock options in the Company's then current annual meeting proxy statement and/or annual report with such adjustments as may be necessary to reflect different grant dates and terms.

      c.    "Board" means the Board of Directors of the Company.

      d. "Committee" means the Compensation and Governance Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

      e.    "Common Stock" or "Stock" means the Class A Common Stock of the
      Company.

      f. "Company" means Kraft Foods Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

      g. "Deferred Stock" means an entry on the books and records of the Company in an amount equal to the value of one notional unit in the Kraft Stock Fund.

      h. "Deferred Stock Account" means the unfunded deferred compensation account established by the Company with respect to each participant who elects to participate in the Deferred Stock Program in accordance with
      Section 7 of the Plan.

      i. "Deferred Stock Program" means the provisions of Section 7 of the Plan that permit participants to defer all or part of any Award of Stock pursuant to Section 5(a)(i) of the Plan.

      j. "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange-
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         Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith; provided, however, that the Committee may in its discretion designate the actual sales price as Fair Market Value in the case of dispositions of Common Stock under the Plan.

      k. "Kraft Stock Fund" means the Kraft Stock Fund of the Kraft Foods Thrift Plan, as amended from time to time. If the Kraft Foods Thrift Plan does not have a Kraft Foods Stock Fund in effect on any relevant date, earnings, losses and other adjustments required under the Deferred Stock Program shall be determined in the same manner as under the Philip Morris Companies Inc. stock fund under the Kraft Foods Thrift Plan except that Common Stock shall be used as the investment measure.

      l. "Non-Employee Director" means each member of the Board who is not a full-time employee of the Company or Philip Morris Companies Inc. or of any corporation in which the Company or Philip Morris Companies Inc. owns, directly or indirectly, stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote in the election of directors in such corporation.

      m. "Plan" means this 2001 Stock Compensation Plan for Non-Employee Directors, as amended from time to time.

      n. "Plan Year" means the period commencing at the opening of business on the day on which the Company's annual meeting of stockholders is held and ending on the day immediately preceding the day on which the Company's next annual meeting of stockholders is held.

      o. "Stock Option" means the right to purchase a share of Stock at a price equal to Fair Market Value on the date of grant. All Stock Options granted under the Plan shall be nonqualified stock options.

SECTION 2.  Administration.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which Non-Employee Directors reside or are citizens of and to meet the objectives of the Plan.

Any determination made by the Committee in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee, and all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

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SECTION 3.  Eligibility.

Only Non-Employee Directors shall be granted Awards under the Plan.

SECTION 4.  Common Stock Subject to the Plan.

The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 500,000 shares. If any Stock Option is forfeited or expires without the delivery of Common Stock to a participant, the shares subject to such Stock Option shall again be available for distribution in connection with other Awards under the Plan. Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise price of a Stock Option shall be available for distribution in connection with other Awards under the Plan.

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the initial public offering of the Common Stock, the Board is authorized, to the extent it deems appropriate, to make substitutions or adjustments in the aggregate number and kind of shares of Common Stock reserved for issuance under the Plan, in the number, kind and price of shares of Common Stock subject to outstanding Awards and in the Award limits set forth in Section 5 (or to make provision for cash payments to the holders of Awards).

SECTION 5.  Awards.

(a) Award Dates. Effective upon an individual's initial election or appointment as a Non-Employee Director and on the first day of each Plan Year thereafter, each Non-Employee Director serving as such immediately after the annual meeting held on such day shall be awarded the following:

      (i) a grant of that number of shares of Stock having an aggregate Fair Market Value on the date of grant equal to $30,000 (with any fractional share being rounded up to the next whole share); and

      (ii) a grant of Stock Options to purchase that number of shares of Stock equal to the number derived from dividing $30,000 by the Black-Scholes Value of each such Stock Option (with any fractional share being rounded up to the next whole share).

(b)   Terms of Awards.

      (i) Awards pursuant to Section 5(a)(i) are eligible for participation in the Deferred Stock Program described in Section 7. Subject to the limitations of applicable securities laws, shares of Common Stock awarded pursuant to Section 5(a)(i) shall be immediately transferable and vested and nonforfeitable.

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      (ii)     The term of each Stock Option shall be ten years. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the Non-Employee Director valued at Fair Market Value; provided, however, that such Common Stock shall not have been acquired by the optionee within the preceding six months.

SECTION 6.  Plan Amendment and Termination.

The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval if such approval is required under applicable law, or if such amendment would: (i) decrease the grant or exercise price of any Stock Option to less than the Fair Market Value on the date of grant or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan. Except as may be necessary to comply with a change in the laws, regulations or accounting principles of a foreign country applicable to participants subject to the laws of such foreign country, the Committee may not, without stockholder approval, cancel any option and substitute therefor a new Stock Option with a lower option price. Except as set forth in any Award agreement, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

SECTION 7.  Payments and Payment Deferrals.

The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents.

Each participant may elect to participate in a Deferred Stock Program with respect to Awards granted under Section 5(a)(i). Any election to have the Company establish a Deferred Stock Account shall be made in terms of integral multiples of 25% of the value of the Common Stock that the participant otherwise would have received on each date of grant and any such election shall remain in effect for purposes of the Plan until the participant executes a new election not to participate in the Deferred Stock Program for any future grants of Common Stock. The Deferred Stock Account of a participant who elects to participate in the Deferred Stock Program shall be credited with that number of shares of Deferred Stock that is equal to the number of shares in the Stock Award that the participant elected to receive as Deferred Stock. The Deferred Stock Account shall be credited with earnings and charged with losses, if any, and shall be subject to other adjustments on the same basis as the Kraft Stock Fund. The Deferred Stock Program shall

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otherwise be administered under such rules and procedures as the Committee may, from time to time establish, including rules with respect to elections to defer, beneficiary designations and distributions under the Deferred Stock Program.

SECTION 8.  Transferability.

Unless otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution.

SECTION 9.  Award Agreements.

Each Award of a Stock Option under the Plan shall be evidenced by a written agreement (which need not be signed by the Award recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each such Award. Each Stock Option shall vest i.e., become
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exercisable, in not less than six months (or such longer period set forth in the
Award agreement) and shall be forfeited if the participant does not continue to be a Non-Employee Director for the duration of the vesting period. The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an Award without the Award recipient's consent.

SECTION 10. Unfunded Status Plan.

It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 11. General Provisions.

(a) The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission (or any successor agency), any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for Non-Employee Directors.

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(c)   No later than the date as of which an amount first becomes includible in the gross income of the participant for income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind which are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(d) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

(e) If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(f) The Plan shall be effective upon approval by Philip Morris Companies Inc. in its capacity as the Company's sole shareholder. Except as otherwise provided by the Board, no Awards shall be made after the Awards made immediately following the 2006 Annual Meeting of Stockholders, provided that any Awards granted prior to that date may extend beyond it.


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